Registration No. 333-___

    As filed with the Securities and Exchange Commission on January 20, 2004
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               ACTUANT CORPORATION
             (Exact name of registrant as specified in its charter)

                  WISCONSIN                                39-0168610
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation of organization)                  Identification No.)

                              6100 North Baker Road
                           Milwaukee, Wisconsin 53209
                    (Address of Principal Executive Offices)

                               ACTUANT CORPORATION
                        2004 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

   Andrew G. Lampereur                                  Copy to:
 Vice President and Chief Financial Officer      Helen R. Friedli, P.C.
 Actuant Corporation                           McDermott, Will & Emery
 6100 North Baker Road                           227 West Monroe Street
 Milwaukee, Wisconsin 53209                       Chicago, Illinois 60606
                     (Name and address of agent for service)

                                 (414) 352-4160
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================================
                                                                Proposed
                                           Proposed             maximum
Title of Securities     Amount to be     maximum offering    aggregate offering    Amount of
to be Registered       registered (1)   price per share (2)     price (2)       registration fee
------------------------------------------------------------------------------------------------
Class A Common
Stock, par value
$0.20 per share        100,000 shares       $37.67              $3,767,000          $304.75

================================================================================================
(1)      Pursuant to Rule 416(a) under the Securities Act of 1933 (the
         "Securities Act"), this Registration Statement also relates to such indeterminate number of additional shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.
(2)      Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $37.67 per share, which is the average of the high and low sales prices of the Class A Common Stock reported on the New York Stock Exchange Composite Tape on January 16, 2004.
================================================================================================


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

         Not required to be filed in this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         Not required to be filed in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents are incorporated by reference into this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended August 31, 2003.

                  (b) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2003, November 5, 2003, November 10, 2003 and December 12, 2003.

                  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2003.

                  (d) The description of the Registrant's Class A Common Stock is contained in Registrant's Current Report on Form 8-K dated August 12, 1998, which updates and supersedes the description of the Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on August 11, 1987, as previously updated by the Registrant's Current Report on Form 8-K dated January 28, 1991; and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Securities and Exchange Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The legality of the securities registered hereunder will be passed upon for the Registrant by McDermott, Will & Emery, the Registrant's legal counsel. The Registrant's Secretary, Helen R. Friedli, is a partner of McDermott, Will & Emery.

Item 6.  Indemnification of Officers and Directors.
         -----------------------------------------

         The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

         Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of the proceedings to which they are parties by reason of being or having been directors or officers of the Registrant.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

         The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 12, 2004.

                                      ACTUANT CORPORATION

                                      By:      /s/ Andrew G. Lampereur
                                         ---------------------------------------
                                      Andrew G. Lampereur
                                      Vice President and Chief Financial Officer
                                      (Principal Financial and Accounting
                                      Officer of the Registrant)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert C. Arzbaecher and Andrew G. Lampereur, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 12, 2004.

Signature                                             Title

/s/ Robert C. Arzbaecher            President and Chief Executive Officer,
------------------------------      Chairman of the Board and Director
Robert C. Arzbaecher                Principal Executive Officer of the
                                    (Registrant)

/s/ Andrew G. Lampereur             Vice President and Chief Financial Officer
------------------------------      (Principal Financial and Accounting Officer
Andrew G. Lampereur                 of the Registrant)

/s/ Gustav H. P. Boel               Director
------------------------------
Gustav H.P. Boel

/s/ Bruce S. Chelberg               Director
------------------------------
Bruce S. Chelberg

/s/ H. Richard Crowther             Director
------------------------------
H. Richard Crowther

/s/ Thomas J. Fischer               Director
------------------------------
Thomas J. Fischer

/s/ William K. Hall                 Director
------------------------------
William K. Hall

/s/ Kathleen J. Hempel              Director
------------------------------
Kathleen J. Hempel

/s/ Robert A. Peterson              Director
------------------------------
Robert A. Peterson

/s/ William P. Sovey                Director
------------------------------
William P. Sovey

                               ACTUANT CORPORATION

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


Exhibit Number                      Description
--------------                      -----------

5.1 Opinion (including consent) of McDermott, Will & Emery as to the legality of the securities to be issued.

23.1                  Consent of PricewaterhouseCoopers LLP.

99.1                  Actuant Corporation 2004 Employee Stock Purchase Plan.